EXHIBIT 10.4

PHOTOMEDEX, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of July 4, 2011 by and between PhotoMedex, Inc., a Nevada corporation (the "Company"), and Dennis McGrath ("Optionee") to become effective only upon the closing of the transactions contemplated under the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) executed by and between the Company, PHMD Merger Sub, Inc.,, a wholly owned subsidiary of the Company, and Radiancy, Inc., as of July 4, 2011 (the “Merger”).  If the Closing does not occur on or prior to January 31, 2012, this Agreement shall become null and void and of no further effect.

R E C I T A L

The Board of Directors of the Company (the "Board of Directors") has authorized on July 4, 2011 the granting, out of and subject to the Company’s 2005 Equity Compensation Plan (the “Plan”), contingent upon the approval by the stockholders of the Company of an increase in the number of shares reserved under that Plan, to Optionee as an executive officer of the Company, pursuant to the terms of the Restricted Stock Agreement between the Company and the Optionee dated July 4, 2011, of a non-qualified stock option to purchase the number of shares of Common Stock of the Company specified in Section 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated and to become effective only upon and subject to the Closing (the “Grant Date”).

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1.           Number of Shares; Option Price.  Pursuant to said action of the Company’s stockholders and the Board of Directors, the Company hereby grants to Optionee, subject to Optionee’s counter-execution and delivery of this Agreement to the Company and subject to the terms of the Plan, the option ("Option") to purchase up to 50,100 shares ("Option Shares") of Common Stock of the Company, at the exercise price per share equal to the closing price per share of the Company’s common stock as of the Grant Date.

2.           Term.  Subject to this Agreement, this Option, if not earlier exercised, shall expire ten (10) years from the Grant Date (the “Term”).

3.           Vesting; Exercisability.  The Option shall be fully vested as of the Grant Date; provided, however, the Company and the Optionee agree that if, in connection with all other payments to be made to the Optionee in connection with the Closing, the grant of the Option hereunder would cause the Optionee to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986 (the “Code”), the Company and the Optionee shall, prior to the Closing, amend the vesting schedule as necessary to prevent the grant of the Option from being subject to the excise tax provisions of Section 4999 of the Code.  The determination of any such required adjustment shall be made by an accounting firm selected by the Company and consented to by the Optionee, which consent shall not be unreasonably withheld. The Option shall remain exercisable, whether or not Optionee continues to perform services for the Company over the Term.

4.           Method and Time of Exercise.  The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares plus the amount of applicable federal, state, local or foreign withholding taxes.  Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time.  Only whole shares may be purchased.

5.           Tax Withholding.  As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state, local or foreign taxes which the Company is required to withhold with respect to the exercise of this Option.  At the discretion of the Company and upon the request of the Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Optionee upon the exercise of this Option.

6.           Nontransferability.  This Option may not be assigned or transferred except, if applicable, by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of intestate succession.

7.           Optionee Not a Shareholder.  Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

8.           Restrictions on Sale of Shares.  It is acknowledged by the Company that the shares underlying the Option granted hereunder will be duly registered by a Form S-8 with the Securities and Exchange Commission.

9.           Notices.  All notices to the Company shall be addressed to the Company at the principal office of the Company at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, Telecopier No. (215) 619-3209, and all notices to Optionee shall be addressed to Optionee at the address and telecopier number of Optionee on file with the Company, or to such other address and telecopier number as either may designate to the other in writing.  A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service and followed by telecopier to the addressee.  In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Company (as the case may be).

10.           Adjustments.  If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares.  Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

11.           Cessation of Corporate Existence.  Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

12.  Invalid Provisions.  In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

13.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

14. Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written, to become effective only upon and subject to the Closing.

("Company")
PHOTOMEDEX, INC.
By:	/s/ Richard J. DePiano
Richard J. DePiano
Chairman of the Board

("Optionee")
/s/ Dennis McGrath
Dennis McGrath
Address:
2 Colonial Court
Medford, NJ 08055

Fax no: 609-953-9304